Fourth Quarter 2014 Earnings Presentation February 18, 2015

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 2 Forward-looking statements Safe Harbor This presentation contains forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward- looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne’s Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 3 Fourth Quarter 2014 Highlights  Fourth quarter revenue of $86.9 million and full year revenue of $330.9 million increased 20% and 26%, respectively, over fourth quarter and full year 2013  Fourth quarter Normalized FFO of $31.2 million and AFFO of $29.8 million increased 32% and 43%, respectively, over the fourth quarter of 2013  Full year Normalized FFO of $112.9 million and AFFO of $111.7 million increased 43% and 54%, respectively, over full year 2013  Fourth quarter Adjusted EBITDA of $44.6 million and full year Adjusted EBITDA of $169.3 million increased 12% and 22%, respectively over fourth quarter and full year 2013  Announced a 50% increase in the quarterly dividend and distribution for the first quarter of 2015 to $0.315 per share on common shares and common share equivalents, up from $0.21 per share in 2014  Leased 44,000 colocation square feet(1) in the fourth quarter, with utilization remaining high at 88%, increasing full year 2014 leasing to 236,000 colocation square feet and bringing development yield to 18%  Added three Fortune 1000 companies as new customers in the fourth quarter, increasing the total number of Fortune 1000 customers to 144, and fifteen Fortune 1000 companies for full year 2014 Note: 1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 4 Steady growth in customer base New Customers 526 669 500 550 600 650 700 115 144 100 110 120 130 140 150 Total Customers(1) Note: 1. Customers as of quarter-end for each period, including customers that are under lease but have yet to occupy space. 2. Customer’s ultimate parent is a Fortune 1000 company or a foreign or private company of equivalent size. Fortune 1000 Customers(1,2)

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 5 Development yields consistently in mid-upper teens Development Yield $160 $156 $174 $192 $199 $200 $207 $220 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 $- $50 $100 $150 $200 $250 Annualized NOI ($MM) Development Yield(1) Inv. in Real Estate, less CIP $994 $1,063 $1,083 17% $1,180  Development yield of 18% includes development properties that are not yet stabilized  The yield for development properties is projected to improve over time as high fixed costs are allocated across incremental leasing Notes: 1. Development Yield is calculated by dividing annualized Net Operating Income (NOI) by total investment in real estate, less construction in progress. $951 Q1'13 Q4'14 $- $400 $800 $1,200 $1,251 $854 Able to maintain upper-teen yield even with 46% increase in investment since Q1’13 Inv. in Real Estate ($MM) $1,199 $854 17% 18% 18% 17% 16% 19% 18% $1,251

Multiple Sources of Growth

CyrusOne
Built for Tomorrow. Ready Today.

Both "same-store" and "development" growth

Escalators

- Emphasis on incorporating into leases since IPO
- On an MRR-weighted[1] basis, 72% of new leases signed in 2014 have rent escalators at a weighted average annual rate of 2.7%

IX / Ancillary Services

- High-margin products and services such as IX, office space, and Smart Hands are often incremental add-ons that enhance returns
- Q4'14 IX revenue 63% higher compared to Q1'13
- 27% of new MRR[1] signed in 2014 from products and services that did not include additional data center space

Lease-up of Existing Inventory

- Lease-up of available space and power by existing and new customers
- More than 50% of new MRR[1] from existing customers
- Growth from new customers; 27% increase in customer base since end of 2012

Robust Development Pipeline

- Land and powered shell capacity to grow to 5M CSF
- Low cost of development
- Lease-up of existing inventory is catalyst for additional development
- Limited capital at risk given construction efficiency

Notes:

1. Monthly recurring rent is defined as average monthly contractual rent during the term of the lease. Contractual rent does not include metered power reimbursements.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 6

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 7 Strong growth in cross-connects and revenue Interconnection  Adds to “stickiness” of CyrusOne data center solutions  Enables penetration into new customer ecosystems  Increases probability of customer renewals  Growth of low cap-ex and high margin / EBITDA contributing products, enabling “same- store” sales growth Benefits to Customer  Convenience of an integrated infrastructure solution  Enhances quality/performance for enterprises by using the same industry-leading connectivity technology as content companies  Offers significant cost savings due to access to wholesale carrier pricing Benefits to CyrusOne 2.5 2.7 3.0 3.0 3.4 3.5 3.8 4.2 2.0 2.5 3.0 3.5 4.0 4.5 5.0 Q 1 1 3 Q 2 1 3 Q 3 1 3 Q 4 1 3 Q 1 1 4 Q 2 1 4 Q 3 1 4 Q 4 1 4 Quarterly Interconnection Revenue ($MM)  National IX platform launched in Q2’13  63% growth in IX revenue from Q1’13 to Q4’14  National IX has enabled signing of colocation leases in excess of $100M in total contracted revenue

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 8 Increase in development yield over time Development Yield Trend - San Antonio / Houston West 2 $33 $60 $69 (2%) 11% 18% (10%) 0% 10% 20% Q3'12 Q3'13 Q4'14 $0 $25 $50 $75 $100 D e v e lop m e n t Y ie ld C u m u l. I nv e s tm e n t ($MM)  San Antonio facility brought online in Q3’12  In Q3’13 customer took down remainder of raised floor, with expectations at time of stabilized development yield for facility of approximately 15%  As a result of ancillary products and services sold, development yield up to approximately 18% as of Q4’14 San Antonio  Houston West 2 facility brought online in Q2’13  Facility is fully built out and 73% leased as of Q4’14, with development yield of 15%  Development yield could reach 18+% once fully leased $31 $70 $80 (2%) 15% 18+% (10%) 0% 10% 20% Q2'13 Q4'14 100% Leased $0 $25 $50 $75 $100 D e v e lop m e n t Y ie ld C u m u l. Inv e s tm e n t ($MM) Houston West 2

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 9 Yields increase over time with lease-up Development Yield Trend - Carrollton $56 $94 $153 ~$200 ~$250 (4%) 3% 13% 15-16% 18-20+% (10%) 0% 10% 20% Q4'12 Q4'13 Q4'14 70% Built 100% Built $0 $50 $100 $150 $200 $250 $300 De v elopment Y iel d C u m u la ti v e I n v e s tm e n t  Between Q4’13 and Q4’14 development yield increased from 3% to 13%, despite almost $60M in additional investment  Forecasted development yields are based on current build costs, leasing velocity, market prices, and forecasted incremental operating expenses  For a facility the size of Carrollton there is significant operating leverage and development yields could eventually reach the upper teens to twenty-plus percent DH 1 DH 2 DH 3 DH 4 DH 5 DH 6 DH 7  Carrollton facility can eventually accommodate 7 data halls; 3 currently built out  Investment in Carrollton of nearly $100 million represents almost a quarter of company’s total investment in real estate over last two years ($MM)

Portfolio Expansion

Capacity to grow existing footprint


1.2M CSF(1)
2.0M CSF(1)
5.1M CSF(1)
Current footprint as of FYE'14
+
Development of powered shell (avg. build cost(2) less than $6M per MW)
+
Development of land (avg. build cost(2) less than $7M per MW)

Notes

1. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Average build cost based on company estimates using a power density of 150 watts per colocation square foot.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 10

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 11 No material negative impact expected Lower Oil Prices  Increasing focus on compelling outsourcing economics when capital is constrained, as we can both build and operate at a much lower cost than our customers  Cyrus Networks revenue increased significantly from 2008 to 2009 as WTI crude oil prices declined dramatically, bottoming out in the low $30 range Revenue up significantly from 2008 to 2009… …as average WTI crude price declined nearly 40%  Data center industry revenue growth of 18-20% from 2008 to 2010 during challenging economic times 20.0% 18.0% 19.0% (0.3%) (2.8%) 2.5% (5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% DC Revenue Growth US GDP Growth 2008 2009 2010 Source: Tier1 Research

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 12 No material negative impact expected Lower Oil Prices  We have been less dependent on the Energy vertical as a source of growth over the last 2 years… $6.7 $7.7 Dec'12 Dec'14 - $5 $10 Energy MRR(2) ($MM) Notes: 1. Annualized Rent represents cash rent, including metered power reimbursements, for the month of December 2014 multiplied by 12. 2. Monthly recurring rent is defined as average monthly contractual rent during the term of the lease. Contractual rent does not include metered power reimbursements. $11.6 $19.5 Dec'12 Dec'14 - $10 $20 Non-Energy MRR(2) ($MM)  …however we are still seeing healthy contributions - Energy vertical very consistent throughout 2014, contributing approximately $125K-$135K in new MRR(2) each quarter  Annualized Rent(1) from top 10 Oil & Gas customers ~0.006% of customer LTM operating expenses $60 $947,145 Dec'14 Annualized Rent Total Customer LTM OpEx $0 $400,000 $800,000 $1,200,000 CyrusOne Top 10 Oil & Gas Customers ($MM) 28% 30% 11% 11% 9% 2% 9% Energy Other Telecomm. Fncl. Svcs. Healthcare IT Industrial Dec’14 % of Annualized Rent(1) ($MM) 37% 16% 29% 9% 7% 2% 0% Energy Telecomm. Fncl. Svcs. Healthcare IT Industrial / Other Dec’12 % of Annualized Rent(1) ($MM)

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 13 Economy driven by more than oil & gas Texas  Oil taxes as a share of state revenue down from 13% in the 1980’s to approximately 4-6% over the last several years  Texas has added more net new jobs since 2007 than the other 49 states combined  More than 20 new logos signed in 2014 with deployments in Texas headquartered outside of the state  More than 25 non-oil and gas F500 companies headquartered in Texas 1,200,000 700,000 Texas Other 49 states - 500,000 1,000,000 1,500,000 Net New Jobs Added Since 2007 Source: BLS

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 14 Recap Lower Oil Prices & Texas  Data centers are part of a secular outsourcing trend, resistant to business declines  Spending by Oil & Gas customers with CyrusOne is insignificant relative to total operating expense  Proportion of business from Energy customers down from 37% two years ago to 28% as of December 2014 - 7% compound annual growth rate over the last two years compared to 30% across other verticals  Texas not nearly as dependent on Oil & Gas as some may fear

Fourth Quarter 2014 Financial Review

Revenue

Continued strong organic growth driven by existing and new customers

Fourth Quarter

($ Millions)



$72.3
+20%
$86.9
Q4'13
Q4'14

Churn

Recurring Rent Quarterly Churn(1)



1.1%
1.3%
1.4%
2.9%
1.7%
Q4'13
Q1'14
Q2'14
Q3'14
Q4'14

Revenue growth of 20% driven by:

- Expansion of customer base to 669, an increase of 57 from Q4'13
- Increases in leased CSF(2) and annualized rent(3) of 21% and 22%, respectively, compared to Q4'13
- Full year 2014 revenue growth of 26%

Leased 44,000 CSF(2) and 5.3 MW

- 78% of the CSF(2) was leased to metered power customers with a weighted average lease term of 69 months
- 80% of new leases have escalators at a weighted average rate of 2.6%
- Leased record 236,000 CSF (2) during 2014, up 33% from 2013

Churn

- Sequential reduction in churn to level more in line with first two quarters of 2014

Notes:

1. Recurring Rent Quarterly Churn is defined as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the quarter, excluding any impact from metered power reimbursements or other usage-based or variable billing.
2. Colocation square feet (CSF) represents NRSF leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
3. Annualized Rent represents cash rent, including metered power reimbursements, for the month of December 2014 multiplied by 12.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 16

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 17 Phasing of new leases and total backlog Lease Commencements Notes: 1. Annualized GAAP Revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power. $3.7 $11.4 $7.6 < $0.1 Q4'14 Q1'15 Q2'15 and Thereafter Total $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 Q4’14 Leases - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power) $9.2 $9.2 < $0.1 Q1'15 Q2'15 Total Backlog as of Q4'14 $0.0 $3.0 $6.0 $9.0 $12.0 $15.0 Total Backlog - Estimated Annualized GAAP Revenue(1) Commenced by End of Period ($ Millions) (excl. estimates of pass-through power)  Estimates on lease commencements for future quarters are based on current estimated installation timelines  33% of Annualized GAAP Revenue(1) for leases signed during Q4’14 expected to commence by the end of the fourth quarter  Including estimates for pass- through power charges, leases signed during Q4’14 represent approximately $13.9M of annualized GAAP revenue(1)  Total Annualized GAAP Revenue(1) backlog of $9.2M as of the end of Q4’14, with almost all expected to commence by the end of Q1’15

Year over Year P&L Analysis

High growth rates across all key financial metrics

($ Millions)	Three Months Ended Q4 2014	Three Months Ended Q4 2013	Fav/(Unfav) $	Fav/(Unfav) %
Revenue	$ 86.9	$ 72.3	$ 14.6	20%
Property operating expenses	32.0	24.3	(7.7)	-32%
Net Operating Income (NOI)	**54.9**	**48.0**	**6.9**	**14%**
NOI Margin	*63%*	*66%*		
Sales and Marketing	3.1	2.6	(0.5)	-19%
General and Administrative	9.9	6.8	(3.1)	-46%
Less: Non-cash Compensation	(2.7)	(1.3)	1.4	n/m
Adjusted EBITDA	**$ 44.6**	**$ 39.9**	**$ 4.7**	**12%**
Adjusted EBITDA Margin	*51%*	*55%*		
Normalized FFO	**$ 31.2**	**$ 23.6**	**$ 7.6**	**32%**
Normalized FFO per share[(1)]	**$ 0.48**	**$ 0.37**	**$ 0.11**	**31%**
AFFO	**$ 29.8**	**$ 20.8**	**$ 9.0**	**43%**

- Revenue growth of 20% over prior year
- NOI of $54.9M, up 14% over Q4'13, driven by revenue; NOI margin down 3 percentage points driven by higher electricity usage, with metered power reimbursements up $5.2M vs. Q4'13
- Adjusted EBITDA of $44.6M, up 12% over Q4'13; driven by higher NOI, partially offset by increase in payroll and additional SOX and COSO compliance requirements
- Increases in Normalized FFO and AFFO of 32% and 43%, respectively, primarily due to growth in Adjusted EBITDA and a decrease in interest expense

Notes:

1. Weighted average diluted common share or common share equivalents for Q4 2014 and Q4 2013 were 65.3 million and 64.6 million, respectively.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 18

Sequential P&L Analysis

Continued strong sequential growth

($ Millions)	Three Months Ended Q4 2014	Three Months Ended Q3 2014	Fav/(Unfav) $	Fav/(Unfav) %
Revenue	$ 86.9	$ 84.8	$ 2.1	2%
Property operating expenses	32.0	33.0	1.0	3%
Net Operating Income (NOI)	**54.9**	**51.8**	**3.1**	**6%**
NOI Margin	*63%*	*61%*		
Sales and Marketing	3.1	3.2	0.1	3%
General and Administrative	9.9	9.0	(0.9)	-10%
Less: Non-cash Compensation	(2.7)	(2.6)	0.1	4%
Adjusted EBITDA	**$ 44.6**	**$ 42.2**	**$ 2.4**	**6%**
Adjusted EBITDA Margin	*51%*	*50%*		
Normalized FFO	**$ 31.2**	**$ 28.9**	**$ 2.3**	**8%**
Normalized FFO per share[1]	**$ 0.48**	**$ 0.44**	**$ 0.04**	**8%**
AFFO	**$ 29.8**	**$ 29.1**	**$ 0.7**	**2%**

- Sequential revenue growth of 2% driven primarily by strong leasing in prior quarters
- Property operating expenses down 3% driven by seasonality in electricity expense
- Higher General and Administrative expenses driven primarily by higher consulting fees, payroll, and the timing of accounting fees
- Normalized FFO increase primarily driven by higher Adjusted EBITDA
- AFFO increase primarily driven by higher Normalized FFO and lower recurring capital expenditures, partially offset by higher leasing commissions and higher deferred revenue and straight line rent adjustments

Notes:

1. Weighted average diluted common share or common share equivalents for Q4 2014 and Q3 2014 was 65.3 million.

CyrusOne Fourth Quarter 2014 Earnings Presentation
www.cyrusone.com
19

Portfolio Overview

Utilization remains high

Market	As of December 31, 2014 CSF Capacity(1) (Sq Ft)	As of December 31, 2014 % Utilized(2)	As of December 31, 2013 CSF Capacity(1) (Sq Ft)	As of December 31, 2013 % Utilized(2)
Cincinnati	420,233	90%	419,231	89%
Dallas	294,969	86%	231,598	80%
Houston	255,094	85%	230,718	91%
Phoenix	114,026	100%	36,654	67%
Austin	59,995	87%	54,003	69%
San Antonio	43,843	100%	43,487	100%
Chicago	23,298	58%	23,298	52%
International	13,200	80%	13,200	78%
Total Footprint	**1,224,648**	**88%**	**1,052,189**	**85%**

Capacity / Utilization(2) Highlights

- 16% increase in available CSF capacity(1) compared to December 31, 2013
- Utilization(2) up 3 percentage points versus December 31, 2013
- Commissioned 37,000 leased CSF in Phoenix in October 2014
- Annualized rent from owned facilities increased to 79% as of December 31, 2014, up from 63% as of December 31, 2012
- Total Q4'14 capital expenditures of $89.3 million compared to $63.0 million in Q4'13

Notes:

1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represent the total square feet of a building currently leased or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.
2. Utilization is calculated by dividing CSF under signed leases for available space (whether or not the lease has commenced billing) by total CSF.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 20

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 21 Continued low net leverage Net Debt and Market Capitalization ($ Millions except per share amounts) Shares or Equivalents Outstanding Market Price as of December 31, 2014 Market Value Equivalents Common Shares 38.7 million $27.55 $1,064.8 Operating Partnership Units 26.6 million $27.55 732.9 Total Equity Value $1,797.7 Net Debt 636.7 Total Enterprise Value (TEV) $2,434.4 ($ Millions) December 31, 2014 6.375% Senior Unsecured Notes due 2022 $374.8 Revolver and Term Loan 285.0 Capital lease obligations 13.4 Less: Cash and cash equivalents (36.5) Net debt $636.7 Liquidity $351.5  Net leverage of 3.6x(1)  Repurchased $150.2 million of $6.375% Senior Unsecured Notes in open market transactions Notes: 1. Calculated as net debt as of December 31, 2014, divided by Adjusted EBITDA for the last quarter annualized.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 22 50% increase in quarterly dividend Dividend $0.16 $0.21 $0.315 2013 2014 2015 $0.00 $0.10 $0.20 $0.30 Qua rt e rly D ivide n d Dividend(1) per Share Growth  50% increase in quarterly dividend announced for Q1’15  AFFO and dividend per share growth of 53% and 31%, respectively, in 2014  Annualized dividend yield of 4.5% based on Feb. 17 closing stock price Notes: 1. 2015 reflects Q1’15 dividend.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 23 Introducing 2015 guidance 2015 Guidance Category ($ Millions except for Normalized FFO) 2014 Results 2015 Guidance Total Revenue $331 $370 - $385 Base Revenue $290 $322 - $332 Metered Power Reimbursements $41 $48 - $53 Adjusted EBITDA $169 $185 - $195 Normalized FFO per diluted common share or common share equivalent(1) $1.73 $1.90 - $2.00 Capital Expenditures $284 $215 - $240 Development(2) $280 $210 - $230 Recurring $4 $5 - $10 Notes: 1. Assumes weighted average diluted common share or common share equivalents for 2015 of 66 million. 2. Development capital is inclusive of capital used for the acquisition of land for future development.

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 24 Expect to bring 275-325K CSF (1) online in 2015 2014 / 2015 Development  Began construction on 4 new facilities totaling 685K square feet of powered shell - Phoenix 2 completed early Q4’14 (37K CSF(1) / 6 MW); Northern Virginia completed Q1’15 (30K CSF(1) / 6 MW) - Expected completion of Houston West 3 and San Antonio 2 in 2015  Delivered nearly 185K CSF(1) across Texas markets and in Phoenix  Added 21 MW of power capacity and an additional 21 MW related to Custom Solutions product 2015 Development  Anticipate construction or purchase of 300-400K square feet of powered shell (Austin, Northern Virginia, and Phoenix)  Expect to bring 275-325K CSF(1) online in 2015  Expect to add 20-25 MW of power capacity  Anticipate ending 2015 with ~1.5M CSF(1) 2014 Development Note: 1. Colocation square feet (CSF) represents NRSF currently leased or available for lease as colocation space, where customers locate their servers and other IT equipment. Net rentable square feet (NRSF) represents the total square feet of a building currently leased or available for lease, based on engineers’ drawings and estimates but does not include space held for development or space used by CyrusOne.

Appendix Non-GAAP Reconciliations

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 26 Non-GAAP Reconciliations Appendix ($ Millions) Net Operating Income Revenue 86.9$ 84.8$ 81.7$ 77.5$ 72.3$ 67.5$ 63.6$ 60.1$ Property operating expenses 32.0 33.0 31.8 27.7 24.3 24.2 24.6 20.1 Net Operating Income (NOI) 54.9$ 51.8$ 49.9$ 49.8$ 48.0$ 43.3$ 39.0$ 40.0$ December 31, 2014 September 30, 2014 Three Months Ended June 30, 2014 March 31, 2014 June 30, 2013 March 31, 2013 September 30, 2013 December 31, 2013 LQA Q4 2014 Reconciliation of Net Income (Loss) to Adjusted EBITDA: Net income (loss) (47.2)$ (11.8)$ 0.2$ (3.8)$ Adjustments: Interest expense 36.4 9.1 9.0 11.5 Other income - - - - Income tax (benefit) expense 1.2 0.3 0.4 1.1 Depreciation and amortization 122.4 30.6 30.0 26.6 Transaction costs 0.4 0.1 - 0.2 Restructuring costs - - - - Legal claim costs - - - - (Gain) loss on sale of receivables to affiliate - - - - No -cash compensation 10.8 2.7 2.6 1.3 Loss on extinguishment of debt 54.4 13.6 - - Asset impairments - - - 2.8 (Gain) loss on sale of real estate improvements - - - 0.2 Transaction-related compensation - - - - Adjusted EBITDA 178.4$ 44.6$ 42.2$ 39.9$ Three Months Ended September 30, 2014 December 31, 2014 December 31, 2013

CyrusOne Fourth Quarter 2014 Earnings Presentation www.cyrusone.com 27 Non-GAAP Reconciliations (cont’d) Appendix ($ Millions) Reconciliation of Net Loss to FFO and Normalized FFO: Net loss (11.8) 0.2 (3.8)$ Adjustments: Real estate depreciation and amortization 25.1 24.5 20.0 Amortization of customer relationship intangibles 4.2 4.2 4.2 Customer relationship intangible impairments - - - Real estate impairments - - 2.8 Gain on sale of real estate improvements - - 0.2 Funds from Operations (FFO) 17.5$ 28.9$ 23.4$ Transaction-related compensation - - - Loss on extinguishment of debt 13.6 - - Transaction costs 0.1 - 0.2 Restructuring charges - - - Legal claim costs - - - Normalized Funds from Operations (Normalized FFO) 31.2$ 28.9$ 23.6$ Normalized FFO per diluted common share or common share equivalent 0.48$ 0.44$ 0.37$ Weighted average diluted common shares and common share equivalents o/s 65.3 65.3 64.6 Reconciliation of Normalized FFO to AFFO: Normalized FFO 31.2$ 28.9$ 23.6$ Adjustments: Amortization of deferred financing costs 0.7 0.9 1.3 Non-cash compensation 2.7 2.6 1.3 Non-real estate depreciation and amortization 1.4 1.2 2.4 Deferred revenue and straight line rent adjustments (2.3) (1.5) (4.2) Leasing commissions (2.9) (0.9) (1.7) Recurring capital expenditures (1.0) (2.1) (1.9) Corporate income tax (benefit) expense - - - Adjusted Funds from Operations (AFFO) 29.8$ 29.1$ 20.8$ Three Months Ended December 31, 2014 September 30, 2014 December 31, 2013